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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST

                                       OF

                        UAL CORPORATION CAPITAL TRUST I



   This Certificate of Trust of UAL Corporation Capital Trust I (the "Trust"), dated October 15, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Sec. 3801 et seq.).

  1. Name. The name of the business trust formed hereby is UAL Corporation Capital Trust I.

  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware Inc., a Delaware corporation, 300 King Street, Wilmington, Delaware 19801.

  3. Effective Date. This Certificate of Trust shall be effective as of its filing.

  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.


                              The First National Bank of Chicago,
                              as trustee


                              By: /s/ Richard D. Manella
                                 ----------------------------------------------
                              Name:  Richard D. Manella
                              Title: Vice President


                              First Chicago Delaware Inc.,
                              as trustee


                              By: /s/ Steven M. Wagner
                                 ----------------------------------------------
                              Name:  Steven M. Wagner
                              Title: Vice President